As filed with the Securities and Exchange Commission on April 5, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNEGY INC.

(formerly named Dynegy Acquisition, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	20-5653152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Louisiana Street, Suite 5800

Houston, Texas 77002

(713) 507-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Kevin Blodgett, Esq.

General Counsel, EVP-Administration & Secretary

1000 Louisiana Street, Suite 5800

Houston, Texas 77002

(713) 507-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Julien R. Smythe

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002-5200

(713) 220-5800

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by the selling stockholder.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	340,000,000 shares	$9.37(1)	$3,185,800,000(1)	$97,804.06

(1)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee is calculated on the basis of the average of the high and low sale prices for the Class A common stock of the registrant’s predecessor registrant (Dynegy Inc., an Illinois corporation) on the New York Stock Exchange on March 30, 2007.

Explanatory Note

We are a Delaware corporation formerly named Dynegy Acquisition, Inc. We entered into a Plan of Merger, Contribution and Sale Agreement (the “Merger Agreement”), dated as of September 14, 2006, with Falcon Merger Sub Co., an Illinois corporation (“Merger Sub”), LSP Gen Investors, L.P., a Delaware limited partnership, LS Power Partners, L.P., a Delaware limited partnership, LS Power Equity Partners PIE I, L.P., a Delaware limited partnership, LS Power Equity Partners, L.P., a Delaware limited partnership, LS Power Associates, L.P., a Delaware limited partnership, and Dynegy Inc., an Illinois corporation (expected to be renamed Dynegy Illinois Inc.) (“Dynegy Illinois”). On March 29, 2007, at a special meeting of the shareholders of Dynegy Illinois, the shareholders of Dynegy Illinois adopted the Merger Agreement and approved the related merger of Merger Sub, our then-wholly owned subsidiary, with and into Dynegy Illinois (the “Merger”).

As a result of the Merger, which was completed on April 2, 2007, Dynegy Illinois became our wholly owned subsidiary, the then-shareholders of Dynegy Illinois became our stockholders and each Dynegy Illinois shareholder received one share of our Class A common stock for each share of Class A common stock or Class B common stock of Dynegy Illinois held by it. In addition, in connection with the completion of the Merger and the other transactions contemplated by the Merger Agreement, our name was changed from Dynegy Acquisition, Inc. to Dynegy Inc.

Unless otherwise stated herein or the context otherwise requires, references in this registration statement to “Dynegy,” “the company,” “the Company,” “we,” “our,” or “us” refer to Dynegy Inc. and its direct and indirect subsidiaries and include Dynegy Illinois before it became a wholly owned subsidiary of Dynegy Inc. by way of the Merger. For purposes of our eligibility to file this registration statement on Form S-3, we are a successor registrant to Dynegy Illinois within the meaning of General Instruction I.A.7 to Form S-3.

PROSPECTUS

DYNEGY INC.

340,000,000 Shares of Class A Common Stock

This prospectus relates to the resale or other disposition, from time to time, of up to 340,000,000 shares of our Class A common stock issuable upon the conversion of up to the same number of shares of our Class B common stock held by certain of our stockholders, who will be identified in one or more prospectus supplements and who we sometimes refer to herein as the “selling stockholders.” The selling stockholders may from time to time offer and sell or otherwise dispose of the shares of our Class A common stock issuable upon the conversion of our Class B common stock at such prices as they may determine. We will not receive any proceeds from the sale or other disposition by the selling stockholders of the shares of our Class A common stock issuable upon the conversion of our Class B common stock.

An investment in the shares of our Class A common stock involves risks. Please read carefully the “ Risk Factors” section beginning on page 3.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “DYN.” On April 4, 2007, the closing sale price of our Class A common stock on the NYSE was $9.89 per share.

As more fully described below under “Transactions with LS Power,” on April 2, 2007, we, Falcon Merger Sub Co. (“Merger Sub”), Dynegy Inc., an Illinois corporation (expected to be renamed Dynegy Illinois Inc.) (“Dynegy Illinois”), and certain entities in the LS Power Group, a privately held power plant investor, developer and manager (such entities, the “LS Entities”), completed certain transactions pursuant to a Plan of Merger, Contribution and Sale Agreement, dated as of September 14, 2006 (the “Merger Agreement”), including the merger of Merger Sub with and into Dynegy Illinois (the “Merger”). Pursuant to, and in connection with the completion of, the Merger, (i) Dynegy Illinois became our wholly owned subsidiary, (ii) the then-shareholders of Dynegy Illinois became our stockholders and (iii) our name was changed from Dynegy Acquisition, Inc. to Dynegy Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 5, 2007

YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE HEREIN OR PROVIDED IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THESE SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THOSE DOCUMENTS.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the selling stockholders may, from time to time, sell or otherwise dispose of up to 340,000,000 shares of our Class A common stock issuable upon the conversion of our Class B common stock in one or more offerings.

This prospectus will be supplemented from time to time by one or more prospectus supplements, which will include information regarding the plan of distribution for the shares of our Class A common stock covered by this prospectus, the identities of the selling stockholders and the number of shares of our Class A common stock to be offered by each indentified selling stockholder. Such prospectus supplements may also include, among other additional information, additional risk factors or other special considerations applicable to us, our business or results of operations or our Class A common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

i

You should read both this prospectus and all applicable prospectus supplements, together with the additional information described in the section of this prospectus entitled “Where You Can Find More Information” and incorporated by reference herein.

REFERENCES TO ADDITIONAL INFORMATION

This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, and through the SEC’s website at www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus without charge by requesting them in writing or by telephone from the company at the following address and telephone number:

Dynegy Inc.

1000 Louisiana Street, Suite 5800

Houston, Texas 77002

(713) 507-6400

Attention: Investor Relations Department

See the section of this prospectus entitled “Where You Can Find More Information” beginning on page 13.

Unless otherwise stated herein or the context otherwise requires, references in this prospectus to “Dynegy,” “the company,” “the Company,” “we,” “our,” or “us” refer to Dynegy Inc. and its direct and indirect subsidiaries and include Dynegy Illinois before it became a wholly owned subsidiary of Dynegy Inc. by way of the Merger.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements.” All statements included or incorporated by reference in this prospectus, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “plan,” “may,” “will,” “should,” “expect” and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

•	expectations and beliefs related to the Merger Agreement, the Merger and related transactions with the LS Entities;

•

anticipated benefits and expected synergies resulting from the completion of the Merger and related transactions with the LS Entities and beliefs associated with the integration of operations of the various entities;

•	projected operating or financial results, including anticipated cash flows from operations, revenues and profitability;

•	expectations regarding capital expenditures, interest expense and other payments;

•	beliefs and assumptions about economic conditions and the demand and prices for electricity;

•	beliefs about commodity pricing and generation volumes;

•	our focus on safety and our ability to efficiently operate our assets so as to maximize our revenue generating opportunities;

•	strategies to capture opportunities presented by rising commodity prices and strategies to manage our exposure to energy price volatility;

•	plans to achieve fuel-related, general and administrative, and other targeted cost savings;

•	beliefs and assumptions relating to liquidity, including the ability to satisfy or refinance debt maturities and other obligations before or as they come due;

•	strategies to address our substantial leverage, to access the capital markets, or to obtain additional financing on more favorable financing terms;

•	measures to compete effectively with industry participants;

•	beliefs and assumptions about market competition, fuel supply, power demand, generation capacity and regional supply and demand characteristics of the wholesale power generation market;

•	sufficiency of coal, fuel oil and natural gas inventories and transportation, including strategies to deploy coal supplies;

•	beliefs about the outcome of legal, regulatory, administrative and environmental matters;

•	expectations regarding environmental matters, including costs of compliance and availability and adequacy of emission credits;

•	expectations and estimates regarding the Dynegy Midwest Generation consent decree and the associated costs;

•	efforts to position our power generation business for future growth and pursuing and executing acquisition, disposition or combination opportunities; and

•	measures to complete the exit from the customer risk management business and the costs associated with this exit.

We will not update these forward-looking statements unless the securities laws require us to do so. Moreover, any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control, including those set forth below in the section of this prospectus entitled “Risk Factors” and any additional risk factors that may be included in any applicable prospectus supplement or incorporated by reference into this prospectus by way of our or Dynegy Illinois’ reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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THE COMPANY

We are a holding company and conduct substantially all of our business operations through our subsidiaries, including our 50% interest in a development joint venture (the “Development LLC”) with LS Power Associates, L.P. (“LS Associates”). Our primary business is the production and sale of electric energy, capacity and ancillary services from our fleet of 29 owned or leased power generation facilities with approximately 19,500 MW of generating capacity operating in 13 states, (i) including our 614 MW CoGen Lyondell generation facility, our 576 MW Bluegrass generation facility and our 539 MW Heard County generation facility, each of which we are considering selling in 2007 and (ii) excluding our 351 MW Calcasieu generation facility, which we expect to sell to Entergy Gulf States, Inc. in early 2008 pursuant to an agreement entered into in February 2007. Our power generation fleet is diversified by dispatch type, fuel source and geographic location.

In addition to our operating generation facilities, we own an approximate 40% undivided interest in Plum Point, a new 665 MW coal-fired plant under construction in Arkansas. Through our interest in the Development LLC, we also own a 50% interest in a portfolio of greenfield development projects totaling more than 7,600 MW of generating capacity and repowering and/or expansion opportunities representing approximately 2,300 MW of generating capacity, thus providing us with meaningful organic growth prospects.

Our generation facilities are located in areas served by the Midwest Independent System Operator, Pennsylvania-New Jersey-Maryland Interconnection, LLC, the Southeastern Electric Reliability Council, the California Independent System Operator, the Western Electricity Coordinating Council, the Electric Reliability Council of Texas, the New York Independent System Operator and the New England Independent System Operator.

Our Class A common stock is listed on the NYSE under the symbol “DYN.” Our principal executive offices are located at 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, and our telephone number at that address is (713) 507-6400.

TRANSACTIONS WITH LS POWER

On September 14, 2006, we entered into the Merger Agreement with the LS Entities, Merger Sub and Dynegy Illinois to, among other transactions, combine the LS Entities’ operating generation portfolio with our generation assets, acquire a 50 percent ownership interest in the Development LLC and merge Merger Sub with and into Dynegy Illinois pursuant to the Merger. On March 29, 2007, at a special meeting of the shareholders of Dynegy Illinois, the shareholders of Dynegy Illinois adopted the Merger Agreement and approved the Merger.

Pursuant to the transactions with the LS Entities contemplated by the Merger Agreement, which were completed on April 2, 2007, the LS Entities received 340 million shares of our Class B common stock (which are convertible, under the circumstances described in our amended and restated certificate of incorporation, into the shares of our Class A common stock covered by this prospectus), $100 million in cash and $275 million aggregate principal amount of notes issued by us (which have since been paid in full) in exchange for their contribution of their entire operating generation portfolio and the 50 percent interest in the Development LLC. We also assumed approximately $1.9 billion in net debt (debt less restricted cash and investments) from the LS Entities, and utilized $70 million in cash proceeds under our new term facility rather than entering into new Griffith project debt.

Pursuant to the Merger, which was also completed on April 2, 2007, Merger Sub, our then-wholly owned subsidiary, merged with and into Dynegy Illinois. As a result of the Merger, Dynegy Illinois became our wholly owned subsidiary, the then-shareholders of Dynegy Illinois became our stockholders and each Dynegy Illinois shareholder, including Chevron U.S.A. Inc. (Dynegy Illinois’ then-largest shareholder) (“Chevron”), received one share of our Class A common stock for each share of Class A common stock or Class B common stock of Dynegy Illinois held by it.

In addition, in connection with the completion of the Merger and the other transactions contemplated by the Merger Agreement, our name was changed from Dynegy Acquisition, Inc. to Dynegy Inc.

RISK FACTORS

Investing in our Class A common stock involves risks. Before purchasing any shares of our Class A common stock, you should carefully consider the risk factors set forth below, the risk factors that are incorporated by reference herein from the section entitled “Risk Factors” in Dynegy Illinois’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the risk factors that are incorporated by reference herein from the section entitled “Risk Factors” in the proxy statement/prospectus of Dynegy Illinois and us with respect to the Merger, the Merger Agreement and the related transactions, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our business, financial condition, results of operations or cash flows.

Additional Risks Related to our Business

Covenants in our financing agreements impose significant restrictions on us. Failure to comply with these covenants may have a material adverse impact on our business, financial condition, results of operations or cash flows.

Financing agreements governing our debt obligations require us to meet specific financial tests in order to issue debt and make restricted payments, among other things. Our ability to comply with the covenants in our financing agreements, as they currently exist or as they may be amended, may be affected by many events beyond our control, and our future operating results may not allow us to comply with the covenants or, in the event of a default, to remedy that default. Our failure to comply with those financial covenants or to comply with the other restrictions in our financing agreements could result in a default, requiring our debt obligations under such financing agreements (and by reason of cross-default or cross-acceleration provisions, our other indebtedness) to become immediately due and payable, which could have a material adverse impact on our business, financial condition, results of operations or cash flows. If we are unable to repay those amounts or to otherwise cure the default, the holders of the indebtedness under our secured debt obligations could proceed against the collateral granted to them to secure that indebtedness. If those lenders accelerate the payment of such indebtedness, we cannot assure you that we could pay or refinance that indebtedness immediately and continue to operate our business.

We may not have adequate liquidity to post required amounts of additional collateral.

We use a portion of our capital resources, in the form of cash and letters of credit, to satisfy counterparty collateral demands. These counterparty collateral demands reflect our non-investment grade credit ratings and the counterparties’ views of our creditworthiness, as well as changes in commodity prices. If commodity prices change substantially, our liquidity could be severely strained by requirements under our commodity agreements to post additional collateral. In certain cases, our counterparties have elected to not require the posting of collateral to which they are otherwise entitled under those agreements. However, those counterparties retain the right to request the posting of such collateral. Factors that could trigger increased demands for collateral include additional adverse changes in our industry, negative regulatory or litigation developments, adverse events affecting us, changes in our credit rating or liquidity and changes in commodity prices for power and fuel. In addition, to the extent we do hedge against volatility in commodity prices and, as a result, our cash flow is less than anticipated, a source of our liquidity resources may be depleted. An increase in demands from our counterparties to post letters of credit or cash collateral may have a material adverse effect on our financial condition, results of operations and cash flows.

Plum Point, which is currently under construction, may not be completed, and the construction of other development projects in which we have an ownership interest via the Development LLC may never be initiated or completed.

Pursuant to the Merger Agreement, we acquired all of the LS Power Group’s ownership interest in Plum Point, which is currently in the construction phase, with an expected completion date in 2010. We also acquired a 50% ownership interest in the Development LLC, which owns the various “greenfield” projects and expansion and replacement projects contributed to the Development LLC by us and the LS Power Group; additional development projects will be contributed to the Development LLC from time to time by us and the LS Power Group.

As a result of economic and other conditions, Plum Point may not be completed, and the development projects may not be pursued or completed, and higher costs than those that are anticipated may be incurred with respect to any of the projects. These projects also generally require various governmental and other approvals, which may not be received. Our inability to complete the Plum Point project, or the Development LLC’s inability to complete a development project on time or within budget, may adversely affect our financial condition, results of operations and cash flows.

In addition, the development and construction of power generation facilities may be adversely affected by one or more factors commonly associated with large infrastructure projects, including, but not limited to, changes in the forecasted financial viability of new-build generation in a region, shortages of equipment, materials and labor, delays in delivery of equipment and materials, labor disputes, litigation, failure to obtain necessary governmental and regulatory approvals and permits, adverse weather conditions, unanticipated increases in costs, natural disasters, accidents, local and political opposition, unforeseen engineering, design, environmental or geological problems and other unforeseen events or circumstances. Any one of these events could result in delays in, or even the abandonment of, the development of the affected power generation facility. Such events may also result in cost overruns, payments under committed contracts associated with the affected project, and/or the write-off of equity investment in the project. Any such development may materially and adversely affect our financial condition, results of operations and cash flows.

The future operation and performance of the various development projects owned by the Development LLC, if completed, are subject to a wide variety of factors and cannot be predicted with certainty at this time.

If a development project is successfully completed by the Development LLC, the operation and performance of the completed facility could be affected by many factors, including start-up problems, the breakdown or failure of equipment or processes, the performance of the completed facility below expected levels of output or efficiency, failure to operate at design specifications, labor disputes, changes in law, failure to obtain necessary permits or to meet permit conditions, government exercise of eminent domain power or similar events and catastrophic events including fires, explosions, earthquakes and droughts. The occurrence of such events could significantly reduce or eliminate the revenues from, or significantly increase the expenses associated with, any such completed facility and, as a result, negatively impact our financial condition, results of operations and cash flows.

If we issue a material amount of our common stock in the future or certain of our stockholders, such as Chevron or any of the LS Entities or their affiliates, sell a material amount of our common stock, our ability to use our federal net operating losses to offset our future taxable income may be limited under Section 382 of the Internal Revenue Code.

Our ability to utilize previously incurred federal net operating losses (“NOLs”) to offset our future taxable income would be limited if we were to undergo an “ownership change” within the meaning of Section 382 of the Internal Revenue Code (the “Code”). In general, an “ownership change” occurs whenever the percentage of the stock of a corporation owned by “5-percent shareholders” (within the meaning of Section 382 of the Code) increases by more than 50 percentage points over the lowest percentage of the stock of such corporation owned by such “5-percent shareholders” at anytime over the preceding three years.

Under certain circumstances, sales or other dispositions of our common stock by certain of our stockholders could trigger such an “ownership change.” Specifically, sales or other dispositions pursuant to this prospectus and applicable prospectus supplements by any of the selling stockholders of our Class A common stock issuable upon the conversion of our Class B common stock could trigger an “ownership change.” Moreover, sales or other dispositions of our Class A common stock by Chevron pursuant to the prospectus and any prospectus supplement forming a part of a Registration Statement on Form S-3 that we have filed with the SEC for the benefit of Chevron could also trigger such an “ownership change.” We will have limited control over the timing of any such sales or dispositions of our common stock. Any such future ownership change could result in limitations, pursuant to Section 382 of the Code, on our utilization of our federal NOLs to offset our future taxable income.

More specifically, depending on then-prevailing interest rates and the market value of our stock at the time of such future ownership change, an ownership change under Section 382 of the Code would establish an annual limitation which might prevent full utilization of the deferred tax assets attributable to our previously incurred federal NOLs against our total future taxable income for a given year. If such an ownership change were to occur, our ability to raise additional equity capital may be limited.

The magnitude of such limitations and their effect on us is difficult to assess and depends in part on the market value of our stock at the time of any such ownership change and then-prevailing interest rates. For accounting purposes, at December 31, 2006, our deferred tax asset attributable to our previously incurred federal NOLs was valued at approximately $332 million.

Additional Risks Related to our Class A Common Stock

The stock price of our predecessor, Dynegy Illinois, was volatile, and the trading price of our Class A common stock may also fluctuate significantly.

The trading price of the Class A common stock of Dynegy Illinois was volatile, and our stock price may also be volatile. From January 1, 2004 through March 30, 2007 (i.e., the trading day immediately prior to the completion of the Merger Agreement and the Merger), the closing price of Dynegy Illinois’ Class A common stock on the NYSE ranged from $3.23 to $9.58 per share. The trading price of our Class A common stock may fluctuate in response to a number of events and factors, such as quarterly variations in operating or financial results, actions by various regulatory agencies, litigation, market perceptions of our financial reporting, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to us, news reports relating to us or trends in our industry or general economic conditions.

Provisions of the General Corporation Law of the State of Delaware and our organizational documents may discourage an acquisition of us.

Our organizational documents and the General Corporation Law of the State of Delaware both contain provisions that will impede the removal of our directors and may discourage a third party from making a proposal to acquire us. For example, our board may, without the consent of our stockholders, issue preferred stock with greater voting rights than our Class A common stock. The existence of these provisions may have a negative impact on the price of our Class A common stock.

The interests of the LS Control Group may conflict with your interests and, with respect to the Development LLC, our interests.

The LS Control Group (as defined in the Merger Agreement) owns approximately 40% of our voting power and has the right to nominate up to three members of our 11-member board of directors. By virtue of such stock ownership and board representation, the LS Control Group has, as described in the risk factor immediately below, the power to influence our affairs and the outcome of matters required to be submitted to our stockholders for approval. Moreover, by virtue of such stock ownership and board representation and its 50 percent membership interest (via LS Associates) in the Development LLC, the LS Control Group has the power to influence the affairs of the Development LLC.

The LS Control Group may have interests that differ from those of holders of our Class A common stock, and these relationships could give rise to conflicts of interest, including:

•	conflicts between the LS Control Group and our other stockholders, whose interests may differ with respect to the strategic direction or significant corporate transactions of the company; and

•	conflicts related to corporate opportunities that could be pursued by us, on the one hand, or by the LS Control Group, on the other hand.

Likewise, with respect to the Development LLC, the LS Control Group may have interests that differ from our interests (as the owner of the remaining 50 percent membership interest in the Development LLC), which may give rise to conflicts of interests.

Further, our amended and restated certificate of incorporation renounces any interest in, and waives, any claim that a corporate or business opportunity taken by the LS Control Group constitutes a corporate opportunity of the company, unless such corporate or business opportunity is expressly offered to one of our directors or officers.

The LS Control Group’s significant interest in us could be determinative in matters submitted to a vote by our stockholders. In addition, the rights granted to the LS Shareholders (as defined in the Merger Agreement) under the Shareholder Agreement (as defined in the Merger Agreement) and our amended and restated bylaws provide them significant influence over us. Such influence could result in us either taking actions that our other stockholders do not support or failing to take actions that our other stockholders do support.

The LS Control Group’s ownership interest in us, together with its rights under the Shareholder Agreement and our amended and restated bylaws, provides it with significant influence over the conduct of our business. Unless substantially all of our public stockholders vote together on matters presented to our stockholders from time to time, the LS Control Group may have the power to determine the outcome of matters submitted to a vote of all of our stockholders.

Rights granted to the LS Control Group under the Shareholder Agreement and our amended and restated bylaws that provide it with significant influence over our business include:

•	the ability to nominate up to three directors to our board of directors based on its percentage ownership interest in us; and

•	the requirement that we not pursue any of the following actions if all directors nominated by the LS Control Group present at the relevant board meeting vote against such action:

•	any amendment of our amended and restated certificate of incorporation or amended and restated bylaws;

•

any merger or consolidation of us and certain dispositions of our assets or businesses, certain acquisitions, binding capital commitments, guarantees and investments and certain joint ventures with an aggregate value in excess of a specified amount;

•	our payment of dividends or similar distributions;

•	our engagement in new lines of business;

•	our liquidation or dissolution, or certain bankruptcy-related events with respect to us;

•	our issuance of any equity securities, with certain exceptions for issuances of our Class A common stock;

•	our incurrence of any indebtedness in excess of a specified amount;

•	the hiring, or termination of the employment of, our chief executive officer (other than Bruce A. Williamson);

•	our entry into any agreement or other action that limits the activities of any holder of our Class B common stock or any of such holder’s affiliates; and

•	our entry into other material transactions with a value in excess of a specified amount.

Such influence could result in us either taking actions that our other stockholders do not support or failing to take actions that our other stockholders do support.

Our stockholders may be adversely affected by the expiration of the transfer restrictions in the Shareholder Agreement, which would enable the LS Control Group to, among other things, transfer a significant percentage of our common stock to a third party.

The transfer provisions in the Shareholder Agreement, subject to specified exceptions, restrict the LS Control Group from transferring shares of our common stock. These restrictions will expire upon the earlier of:

•	April 2, 2009;

•	the date the stockholders party to the Shareholder Agreement cease to own at least 15% of the total combined voting power of our outstanding securities; and

•	subject to certain conditions, the date a third party offer is made to acquire more than 25% of our assets or voting securities.

In addition, if the transfer restrictions in the Shareholder Agreement are terminated, the LS Control Group will be free to sell their shares of our common stock, subject to certain exceptions, to any person on the open market, in privately negotiated transactions or otherwise in accordance with law. These sales or transfers, as well as sales or other dispositions pursuant to this prospectus and all applicable prospectus supplements, could create a substantial decline in the price of shares of our common stock, including our Class A common stock.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition by the selling stockholders of the shares of our Class A common stock covered by this prospectus and issuable upon the conversion of our Class B common stock.

SELLING STOCKHOLDERS

This prospectus relates to the resale or other disposition by the selling stockholders of up to 340,000,000 shares of our Class A common stock issuable upon the conversion of our Class B common stock. The applicable prospectus supplement will set forth with respect to each selling stockholder:

•	the name of the selling stockholder;

•

the nature of any position, office or other material relationship which the selling stockholder has had within the then-preceding three years with us or any of our affiliates (including Dynegy Illinois);

•	the number of shares of our Class B common stock owned by the selling stockholder prior to the offering pursuant to such prospectus supplement;

•	the number of shares of our Class A common stock issuable upon the conversion of our Class B common stock to be offered for the selling stockholder’s account; and

•

the amount and (if one percent or more) the percentage of shares of our Class B common stock to be owned by the selling stockholder after the completion of the offering pursuant to such prospectus supplement.

PLAN OF DISTRIBUTION

The selling stockholders may sell or otherwise dispose of the shares of our Class A common stock covered by this prospectus:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

We will describe in the applicable prospectus supplement the particular terms of the offering of our Class A common stock, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds the applicable selling stockholders will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any other information we believe to be material.

If the selling stockholders use one or more underwriters in the sale, such underwriter(s) will acquire the shares of our Class A common stock covered by this prospectus for their own account. The underwriters may resell the shares of our Class A common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The selling stockholders may sell or otherwise dispose of the shares of our Class A common stock covered by this prospectus through agents designated by the selling stockholders. Any agent involved in the offer or sale or other disposition of the shares of our Class A common stock for which this prospectus and the applicable prospectus supplement is delivered will be named, and any commissions payable to that agent will be set forth, in the prospectus supplement.

The selling stockholders may also sell or otherwise dispose of the shares of our Class A common stock covered by this prospectus directly to purchasers. In this case, no underwriters, dealers or agents would be involved.

The selling stockholders may also enter into derivative transactions with third parties with respect to the shares of our Class A common stock covered by this prospectus. If the applicable prospectus supplement so indicates, in connection with such derivative transactions, the third parties may sell the shares of our Class A common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.

LEGAL MATTERS

The validity of the shares of our Class A common stock covered by this prospectus have been passed upon for us by Akin Gump Strauss Hauer & Feld LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) of Dynegy Inc. (expected to be renamed Dynegy Illinois Inc.) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Dynegy Inc. (expected to be renamed Dynegy Illinois Inc.) for the fiscal year ended December 31, 2006 have been so incorporated in reliance on the report (which contains an explanatory paragraph that emphasizes our substantial litigation) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of West Coast Power LLC incorporated in this prospectus by reference to the Annual Report on Form 10-K of Dynegy Inc. (expected to be renamed Dynegy Illinois Inc.) for the year ended December 31, 2005 have been so incorporated in reliance on the report (which contains an explanatory paragraph that emphasizes West Coast Power LLC’s substantial litigation) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of the Power Generation Business of LS Power Development, LLC and Affiliates as of December 31, 2005 and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and Dynegy Illinois file annual, quarterly and current reports and other information with the SEC. The SEC maintains a website that contains annual, quarterly and current reports, proxy and information statements and other information regarding registrants, like us and Dynegy Illinois, that file reports with the SEC electronically. The SEC’s website address is http://www.sec.gov. You may also read and copy any document that we and Dynegy Illinois file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of its public reference room. The information that we and Dynegy Illinois file with the SEC is also available on our website at http://www.dynegy.com. However, the information on our website is not a part of, and shall not be deemed to be incorporated by reference into, this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” the information we and Dynegy Illinois file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we and Dynegy Illinois file later with the SEC will automatically update and may supersede the information in this prospectus and information previously filed with the SEC. We incorporate by reference the documents listed below and any future filings made by us or Dynegy Illinois with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares of our Class A common stock that may be offered by this prospectus are sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Dynegy Illinois’ Annual Report on Form 10-K for its fiscal year ended December 31, 2006 filed with the SEC on February 27, 2007;

•

the sections entitled “Summary Historical and Unaudited Pro Forma Condensed Consolidated/Combined Financial Data” beginning on page 14, “Risk Factors” beginning on page 20, “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 72, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 82, “New Dynegy Business” beginning on page 109, “Business of the Contributed Entities” beginning on page 116, “Directors and Management of New Dynegy” beginning on page 143, “Other Agreements and Documents” beginning on page 164, “Description of New Dynegy Capital Stock” beginning on page 193 (our Class A common stock is deemed registered under Section 12(b) of the Exchange Act pursuant to Rule 12g-3(a) under the Exchange Act and, accordingly, the filing of a registration statement on Form 8-A or Form 10 is not required) and the financial statements and notes thereto set forth in the section entitled “Index to Financial Statements” beginning on page F-1, of the proxy statement/prospectus of Dynegy Illinois and us filed with the SEC on February 13, 2007; and

•

our and Dynegy Illinois’ Current Reports on Form 8-K filed with the SEC on January 23, 2007, January 25, 2007, February 2, 2007, February 6, 2007, February 9, 2007, February 14, 2007, February 15, 2007, February 20, 2007, February 27, 2007, March 2, 2007, March 7, 2007, March 12, 2007, March 14, 2007, March 19, 2007, March 20, 2007 and March 29, 2007.

You may review these filings, at no cost, over the Internet at our website at http://www.dynegy.com, or request a free copy of any of these filings by writing or calling us at the following address:

Dynegy Inc.

1000 Louisiana Street, Suite 5800

Houston, Texas 77002

(713) 507-6400

Attention: Investor Relations Department

DYNEGY INC.

340,000,000 Shares of Class A Common Stock

PROSPECTUS

April 5, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by us. The table does not include any underwriting discounts or commissions or any expenses that may be incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses that may be incurred by the selling stockholder in disposing of the securities. All amounts shown are estimates except the Securities and Exchange Commission filing fee.

Securities and Exchange Commission filing fee	$97,804
Legal fees and expenses	15,000
Accounting fees and expenses	12,000
Miscellaneous	2,500

Total	$127,304

Item 15.	Indemnification of Directors and Officers.

The following discussion summarizes the material indemnification provisions of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) and the registrant’s amended and restated certificate of incorporation.

Pursuant to Section 145 of the DGCL, the registrant generally has the power to indemnify its current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the registrant’s best interests and, with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. Section 145 of the DGCL expressly provides that the power to indemnify or advance expenses authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Moreover, Section 145 of the DGCL provides that the registrant has the power to purchase and maintain insurance on behalf of its current and former directors, officers, employees and agents.

The registrant’s amended and restated certificate of incorporation provides mandatory indemnification to any party who is or was a director or officer of the registrant or who is or was serving as a director or officer of another entity at the request of the registrant to the fullest extent permitted by the DGCL. The registrant’s amended and restated certificate of incorporation also provides that any indemnification will be made in a specific case only as authorized by the registrant’s board of directors, a committee of the board of directors, independent legal counsel or the stockholders, upon a determination that indemnification is proper in the circumstances because the indemnitee met the applicable standard of conduct set forth in the registrant’s amended and restated certificate of incorporation. However, if a current or former director or officer has been successful in the defense of any covered action or proceeding, such person will be indemnified against expenses actually and reasonably incurred.

Item 16.	Exhibits.

Exhibit	Description

2.1*	Plan of Merger, Contribution and Sale Agreement, dated September 14, 2006, by and among Dynegy Inc., LSP Gen Investors, L.P., LS Power Partners, L.P., LS Power Equity Partners PIE I, L.P., LS Power Equity Partners, L.P., LS Power Associates, L.P., Falcon Merger Sub Co. and Dynegy Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Dynegy Inc. filed on September 19, 2006, File No. 1-15659).

4.1	Amended and Restated Certificate of Incorporation of Dynegy Inc. (formerly named Dynegy Acquisition, Inc.) (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 of Dynegy Inc. filed on April 2, 2007, File No. 333-139221).

4.2	Amended and Restated Bylaws of Dynegy Inc. (formerly named Dynegy Acquisition, Inc.) (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 of Dynegy Inc. filed on April 2, 2007, File No. 333-139221).

4.3	Registration Rights Agreement, dated as of September 14, 2006, among Dynegy Acquisition, Inc., LS Power Partners, L.P., LS Power Associates, L.P., LS Power Equity Partners, L.P., LS Power Equity Partners PIE I, L.P. and LSP Gen Investors, L.P. (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dynegy Inc. filed on September 19, 2006, File No. 1-15659).

4.4	Subordinated Debenture Indenture between NGC Corporation and The First National Bank of Chicago, as Debenture Trustee, dated as of May 28, 1997 (incorporated by reference to Exhibit 4.5 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1997 of NGC Corporation, File No. 1-11156).

4.5	Amended and Restated Declaration of Trust among NGC Corporation, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein, dated as of May 28, 1997 (incorporated by reference to Exhibit 4.6 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1997 of NGC Corporation, File No. 1-11156).

4.6	Indenture, dated as of September 26, 1996, restated as of March 23, 1998, and amended and restated as of March 14, 2001, between Dynegy Holdings Inc. and Bank One Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.17 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2000 of Dynegy Holdings Inc., File No. 0-29311).

4.7	Second Supplemental Indenture, dated as of April 12, 2006, to that certain Indenture, originally dated as of September 26, 1996, as amended and restated as of March 23, 1998 and again as of March 14, 2001, by and between Dynegy Holdings Inc. and Wilmington Trust Company (as successor to JPMorgan Chase Bank, N.A.), as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. filed on April 12, 2006, File No. 1-15659).

4.8	Indenture, dated August 11, 2003, between Dynegy Inc., Dynegy Holdings Inc. and Wilmington Trust Company, as trustee, including the form of debenture issuable pursuant to the Indenture (incorporated by reference to Exhibit 4.9 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).

4.9	Trust Indenture, dated as of January 1, 1993, among Sithe/Independence Funding Corporation, Sithe/Independence Power Partners, L.P. and IBJ Schroder Bank & Trust Company, as Trustee (incorporated by reference to Exhibit 4.22 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2004 of Dynegy Inc, File No. 1-15659).

4.10	First Supplemental Indenture, dated as of January 1, 1993, to the Trust Indenture dated as of January 1, 1993, among Sithe/Independence Funding Corporation, Sithe/Independence Power Partners, L.P. and IBJ Schroder Bank & Trust Company, as Trustee (incorporated by reference to Exhibit 4.23 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2004 of Dynegy Inc, File No. 1-15659).

4.11	Second Supplemental Indenture, dated as of October 23, 2001, to the Trust Indenture dated as of January 1, 1993, among Sithe/Independence Funding Corporation, Sithe/Independence Power Partners, L.P. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.24 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2004 of Dynegy Inc, File No. 1-15659).

4.12	Global Note representing the 8.50% Secured Bonds due 2007 of Sithe/Independence Power Partners, L.P. (incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2005 of Dynegy Inc., File No. 1-15659).

4.13	Global Note representing the 9.00% Secured Bonds due 2013 of Sithe/Independence Power Partners, L.P. (incorporated by reference to Exhibit 4.5 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2005 of Dynegy Inc., File No. 1-15659).

There have not been filed or incorporated as exhibits to this registration statement other debt instruments defining the rights of holders of our long-term debt, none of which relates to authorized indebtedness that exceeds 10% of our consolidated assets. We hereby agree to furnish a copy of any such instrument not previously filed to the SEC upon request.

5.1†	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the securities being registered.

23.1†	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Dynegy Inc.

23.2†	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for West Coast Power LLC.

23.3†	Consent of KPMG LLP, Independent Accountants for the Power Generation Business of LS Power Development, LLC and Affiliates.

23.4†	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1†	Powers of Attorney of Directors and Officers of the registrant (included on the signature pages to this registration statement).

†	Filed herewith.

*	The registrant hereby agrees to supplementally furnish the Staff, on a confidential basis, a copy of any omitted schedule upon the Staff’s request.

Item 17.	Undertakings.

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by us pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 4, 2007.

DYNEGY INC.

By:	/s/ Bruce A. Williamson
Bruce A. Williamson Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Kevin Blodgett, Kent R. Stephenson and Heidi D. Lewis, and each of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to this registration statement with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce A. Williamson Bruce A. Williamson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 4, 2007

/s/ Holli C. Nichols Holli C. Nichols	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 4, 2007

S-1

Signature	Title	Date

/s/ Carolyn J. Stone Carolyn J. Stone	Senior Vice President and Controller (Principal Accounting Officer)	April 4, 2007

/s/ Thomas D. Clark, Jr. Thomas D. Clark, Jr.	Director	April 4, 2007

/s/ Victor E. Grijalva Victor E. Grijalva	Director	April 4, 2007

/s/ Patricia A. Hammick Patricia A. Hammick	Director	April 4, 2007

/s/ George L. Mazanec George L. Mazanec	Director	April 4, 2007

/s/ Robert C. Oelkers Robert C. Oelkers	Director	April 4, 2007

/s/ William L. Trubeck William L. Trubeck	Director	April 4, 2007

/s/ Mikhail Segal Mikhail Segal	Director	April 4, 2007

/s/ Frank Hardenbergh Frank Hardenbergh	Director	April 4, 2007

/s/ James Bartlett James Bartlett	Director	April 4, 2007

S-2

EXHIBIT INDEX

Exhibit	Description

2.1*	Plan of Merger, Contribution and Sale Agreement, dated September 14, 2006, by and among Dynegy Inc., LSP Gen Investors, L.P., LS Power Partners, L.P., LS Power Equity Partners PIE I, L.P., LS Power Equity Partners, L.P., LS Power Associates, L.P., Falcon Merger Sub Co. and Dynegy Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Dynegy Inc. filed on September 19, 2006, File No. 1-15659).

4.1	Amended and Restated Certificate of Incorporation of Dynegy Inc. (formerly named Dynegy Acquisition, Inc.) (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 of Dynegy Inc. filed on April 2, 2007, File No. 333-139221).

4.2	Amended and Restated Bylaws of Dynegy Inc. (formerly named Dynegy Acquisition, Inc.) (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 of Dynegy Inc. filed on April 2, 2007, File No. 333-139221).

4.3	Registration Rights Agreement, dated as of September 14, 2006, among Dynegy Acquisition, Inc., LS Power Partners, L.P., LS Power Associates, L.P., LS Power Equity Partners, L.P., LS Power Equity Partners PIE I, L.P. and LSP Gen Investors, L.P. (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dynegy Inc. filed on September 19, 2006, File No. 1-15659).

4.4	Subordinated Debenture Indenture between NGC Corporation and The First National Bank of Chicago, as Debenture Trustee, dated as of May 28, 1997 (incorporated by reference to Exhibit 4.5 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1997 of NGC Corporation, File No. 1-11156).

4.5	Amended and Restated Declaration of Trust among NGC Corporation, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein, dated as of May 28, 1997 (incorporated by reference to Exhibit 4.6 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1997 of NGC Corporation, File No. 1-11156).

4.6	Indenture, dated as of September 26, 1996, restated as of March 23, 1998, and amended and restated as of March 14, 2001, between Dynegy Holdings Inc. and Bank One Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.17 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2000 of Dynegy Holdings Inc., File No. 0-29311).

4.7	Second Supplemental Indenture, dated as of April 12, 2006, to that certain Indenture, originally dated as of September 26, 1996, as amended and restated as of March 23, 1998 and again as of March 14, 2001, by and between Dynegy Holdings Inc. and Wilmington Trust Company (as successor to JPMorgan Chase Bank, N.A.), as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. filed on April 12, 2006, File No. 1-15659).

4.8	Indenture, dated August 11, 2003, between Dynegy Inc., Dynegy Holdings Inc. and Wilmington Trust Company, as trustee, including the form of debenture issuable pursuant to the Indenture (incorporated by reference to Exhibit 4.9 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2003 of Dynegy Inc., File No. 1-15659).

4.9	Trust Indenture, dated as of January 1, 1993, among Sithe/Independence Funding Corporation, Sithe/Independence Power Partners, L.P. and IBJ Schroder Bank & Trust Company, as Trustee (incorporated by reference to Exhibit 4.22 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2004 of Dynegy Inc, File No. 1-15659).

4.10	First Supplemental Indenture, dated as of January 1, 1993, to the Trust Indenture dated as of January 1, 1993, among Sithe/Independence Funding Corporation, Sithe/Independence Power Partners, L.P. and IBJ Schroder Bank & Trust Company, as Trustee (incorporated by reference to Exhibit 4.23 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2004 of Dynegy Inc, File No. 1-15659).

4.11	Second Supplemental Indenture, dated as of October 23, 2001, to the Trust Indenture dated as of January 1, 1993, among Sithe/Independence Funding Corporation, Sithe/Independence Power Partners, L.P. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.24 to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2004 of Dynegy Inc, File No. 1-15659).

4.12	Global Note representing the 8.50% Secured Bonds due 2007 of Sithe/Independence Power Partners, L.P. (incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2005 of Dynegy Inc., File No. 1-15659).

4.13	Global Note representing the 9.00% Secured Bonds due 2013 of Sithe/Independence Power Partners, L.P. (incorporated by reference to Exhibit 4.5 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2005 of Dynegy Inc., File No. 1-15659).

There have not been filed or incorporated as exhibits to this registration statement other debt instruments defining the rights of holders of our long-term debt, none of which relates to authorized indebtedness that exceeds 10% of our consolidated assets. We hereby agree to furnish a copy of any such instrument not previously filed to the SEC upon request.

5.1†	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the securities being registered.

23.1†	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Dynegy Inc.

23.2†	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for West Coast Power LLC.

23.3†	Consent of KPMG LLP, Independent Accountants for the Power Generation Business of LS Power Development, LLC and Affiliates.

23.4†	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1†	Powers of Attorney of Directors and Officers of the registrant (included on the signature pages to this registration statement).

†	Filed herewith.

*	The registrant hereby agrees to supplementally furnish the Staff, on a confidential basis, a copy of any omitted schedule upon the Staff’s request.